Exhibit 99.1

Magnachip Reports Results for First Quarter 2024

Financial Highlights

•	Q1 consolidated revenue was $49.1 million, within our guidance range of $46-51 million.

•	Q1 standard product business revenue was up 10.6% sequentially.

•	Q1 consolidated gross profit margin was 18.3%, within our guidance range of 17-20%.

•	Q1 standard product business gross profit margin was down 170 basis points sequentially, mostly due to lower Gumi fab utilization driven by the wind-down of Transitional Foundry Services.

•	Ended Q1 with $29.7 million in long-term borrowing and $171.6 million in cash.

•	Repurchased approximately $4.1 million or 0.6 million shares during the quarter.

Operational Highlights

•	Secured a new high-end smartphone OLED DDIC design for a top tier China smartphone OEM.

•	Secured a new EV automotive OLED DDIC design win for a leading European automaker.

•	Began operations of our new China entity called Magnachip Technology Company (MTC). Our China headquarters is now up and running.

•	Started initial ramp in Q1 for our first-generation OLED DDIC chip for China for the after-service market.

•	Captured our first medium voltage MOSFET automotive design-win for an electric cooling fan with a China-based SUV supplier, as well as an additional automotive power steering related win in Korea.

•	Began to see initial signs of inventory reductions in the distribution channel for our Power Analog Solutions products.

SEOUL, South Korea, May 2, 2024 – Magnachip Semiconductor Corporation (NYSE: MX) (“Magnachip” or the “Company”) today announced financial results for the first quarter 2024.

YJ Kim, Magnachip’s Chief Executive Officer commented, “In Q1 we started the initial revenue ramp for OLED DDICs for the after-service market, and we were awarded two new designs targeted for a leading China smartphone OEM and also for a leading European EV maker. Our Power Analog Solutions (PAS) business revenue grew 12% sequentially driven by smartphones, e-motors, consumer appliances and server power applications, and we now are launching a slate of next-gen power products to help sustain our momentum. We also are encouraged that the power channel inventory showed signs of improvement in the first quarter.”

YJ continued, “Looking forward, we expect sequential revenue growth in Mixed-Signal Solutions (MSS) and PAS to continue in Q2 and we reiterate our prior full-year guidance for double digit growth in both MSS and PAS businesses.”

Q1 2024 Financial Highlights

	In thousands of U.S. dollars, except share data
	GAAP
	Q1 2024	Q4 2023	Q/Q change			Q1 2023	Y/Y change
Consolidated Revenues	49,067	50,822	down	3.5%		57,005	down	13.9%
Standard Products Business	45,541	41,182	up	10.6%		51,514	down	11.6%
Mixed-Signal Solutions	9,006	8,558	up	5.2%		12,807	down	29.7%
Power Analog Solutions	36,535	32,624	up	12.0%		38,707	down	5.6%
Transitional Fab 3 foundry services(1)	3,526	9,640	down	63.4%		5,491	down	35.8%
Consolidated Gross Profit Margin	18.3%	22.7%	down	4.4	%pts	21.2%	down	2.9	%pts
Standard Products Business	21.2%	22.9%	down	1.7	%pts	27.6%	down	6.4	%pts
Mixed-Signal Solutions	44.6%	41.3%	up	3.3	%pts	30.2%	up	14.4	%pts
Power Analog Solutions	15.4%	18.1%	down	2.7	%pts	26.7%	down	11.3	%pts
Operating Loss	(13,459)	(15,935)	up	n/a		(21,818)	up	n/a
Net Loss	(15,417)	(6,040)	down	n/a		(21,470)	up	n/a
Basic Loss per Common Share	(0.40)	(0.16)	down	n/a		(0.49)	up	n/a
Diluted Loss per Common Share	(0.40)	(0.16)	down	n/a		(0.49)	up	n/a

	In thousands of U.S. dollars, except share data
	Non-GAAP(2)
	Q1 2024	Q4 2023	Q/Q change		Q1 2023	Y/Y change
Adjusted Operating Loss	(12,559)	(14,095)	up	n/a	(12,249)	down	n/a
Adjusted EBITDA	(8,441)	(9,972)	up	n/a	(7,873)	down	n/a
Adjusted Net Loss	(10,884)	(8,044)	down	n/a	(10,367)	down	n/a
Adjusted Loss per Common Share—Diluted	(0.28)	(0.21)	down	n/a	(0.24)	down	n/a

(1)

Following the consummation of the sale of the Foundry Services Group business and Fab 4 in Q3 2020, we provided transitional foundry services to the buyer for foundry products manufactured in our fabrication facility located in Gumi, Korea, known as “Fab 3” (“Transitional Fab 3 Foundry Services”). The contractual obligation to provide the Transitional Fab 3 Foundry Services ended August 31, 2023, and we are winding down these foundry services and planning to convert portions of the idle capacity to PAS products beginning around the second half of 2024. Because these foundry services during the wind-down period are still provided to the same buyer by us using our Fab 3 based on mutually agreed terms and conditions, we will continue to report our revenue from providing these foundry services and related cost of sales within the Transitional Fab 3 Foundry Services line in our consolidated statement of operations until such wind down is completed. Management believes that disclosing revenue of Transitional Fab 3 Foundry Services separately from the standard products business allows investors to better understand the results of our core standard products MSS and PAS businesses.

(2)

Management believes that non-GAAP financial measures, when viewed in conjunction with GAAP results, can provide a meaningful understanding of the factors and trends affecting our business and operations and assist in evaluating our core operating performance. However, such non-GAAP financial measures have limitations and should not be considered as a substitute for net loss or as a better indicator of our operating performance than measures that are presented in accordance with GAAP. A reconciliation of GAAP results to non-GAAP results is included in this press release.

Q2 and 2024 Financial Guidance

Beginning in Q1, the Company begins reporting results under its newly organized businesses: MSS (Mixed-Signal Solutions) and PAS (Power Analog Solutions). While actual results may vary, Magnachip currently expects the following:

For Q2 2024:

•	Consolidated revenue to be in the range of $49 to $54 million, including approximately $1.5 million of Transitional Foundry Services.

•	MSS revenue to be in the range of $9.5 to $11.5 million. This compares with MSS equivalent revenue of $9.0 million in Q1 2024 and $12.4 million in Q2 2023

•	PAS revenue to be in the range of $38 to $41 million. This compares with PAS equivalent revenue of $36.5 million in Q1 2024 and $39 million in Q2 2023.

•	Consolidated gross profit margin to be in the range of 17% to 19%.

•

MSS gross profit margin to be in the range of 30% to 33%. This compares with MSS equivalent gross profit margin of 44.6% in Q1 2024, which included non-recurring engineering revenue, and 36.4% in Q2 2023.

•

PAS gross profit margin to be in the range of 15% to 17%, primarily as a result of the impact of idle capacity from the expected decline in Transitional Foundry Services revenue. This compares with PAS equivalent gross profit margin of 15.4% in Q1 2024 and 23.1% in Q2 2023.

For the full-year 2024, we reiterate our prior guidance:

•	MSS revenue to grow double digits year-over-year as compared with MSS equivalent revenue of $44.4 million in 2023.

•	PAS revenue to grow double digits year-over-year as compared with PAS equivalent revenue of $151.3 million in 2023.

•	Consolidated revenue flat-to-up-slightly year-over-year as recovery in MSS and PAS is offset by the phase-out of Transitional Foundry Services.

•

Consolidated gross profit margin between 17% to 20%, primarily as a result of the impact of idle capacity expected from the phase-out of Transitional Foundry Services. This compares with the consolidated gross profit margin of 22.4% in 2023.

Q1 2024 Earnings Conference Call

Magnachip will host a corresponding conference call at 2:00 p.m. PT / 5:00 p.m. ET on Thursday, May 2, 2024, to discuss its financial results. In advance of the conference call, all participants must use the following link to complete the online registration process. Upon registering, each participant will receive access details for this event including the dial-in numbers, a PIN number, and an e-mail with detailed instructions to join the conference call. A live and archived webcast of the conference call and a copy of earnings release will be accessible from the ‘Investors’ section of the Company’s website at www.magnachip.com.

Online registration: https://register.vevent.com/register/BIffb31aff244f4ff99dae99731c4879bf

Safe Harbor for Forward-Looking Statements

Information in this release regarding Magnachip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include expectations about estimated historical or future operating results and financial performance, outlook and business plans, including second quarter and full year 2024 revenue and gross profit margin expectations, future growth and revenue opportunities from new and existing products and customers, the timing and extent of future revenue contributions by our products and businesses, and the impact of market conditions associated with inflation and higher interest rates, geopolitical conflicts between Russia-Ukraine and between Israel-Hamas, sustained military action and conflict in the Red Sea, and trade tensions between the U.S. and China, on Magnachip’s second quarter and full year 2024 and future operating results. All forward-looking statements included in this release are based upon information available to Magnachip as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, among others: the impact of changes in macroeconomic conditions, including those caused by or related to inflation, potential recessions or other deteriorations, economic instability or civil unrest; the geopolitical conflicts between Russia-Ukraine and between Israel-Hamas, sustained military action and conflict in the Red Sea, and trade tensions between the U.S. and China; manufacturing capacity constraints or supply chain disruptions that may impact our ability to deliver our products or affect the price of components, which may lead to an increase in our costs and impact demand for our products from customers who are similarly affected by such capacity constraints or disruptions; the impact of competitive products and pricing; timely acceptance of our designs by customers; timely introduction of new products and technologies; our ability to ramp new products into volume production; industry-wide shifts in supply and demand for semiconductor products; overcapacity within the industry or at Magnachip; effective and cost-efficient utilization of manufacturing capacity; financial stability in foreign markets and the impact of foreign exchange rates; unanticipated costs and expenses or the inability to identify expenses that can be eliminated; compliance with U.S. and international trade and export laws and regulations by us, our customers and our distributors; change to or ratification of local or international laws and regulations, including those related to environment, health and safety; public health issues, other business interruptions that could disrupt supply or delivery of, or demand for, Magnachip’s products; and other risks detailed from time to time in Magnachip’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Form 10-K filed on March 8, 2024, and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website. Magnachip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

About Magnachip Semiconductor

Magnachip is a designer and manufacturer of analog and mixed-signal semiconductor platform solutions for communication, Internet of Things (“IoT”), consumer, computing, industrial and automotive applications. The Company provides a broad range of standard products to customers worldwide. Magnachip, with more than 40 years of operating history, owns a portfolio of approximately 1,100 registered patents and pending applications, and has extensive engineering, design, and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through Magnachip’s website is not a part of, and is not incorporated into, this release.

CONTACT:

Steven C. Pelayo, CFA

The Blueshirt Group

Tel. +1 (360) 808-5154

steven@blueshirtgroup.co

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars, except share data)

(Unaudited)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Revenues:
Net sales – standard products business	$45,541	$41,182	$51,514
Net sales – Transitional Fab 3 foundry services	3,526	9,640	5,491

Total revenues	49,067	50,822	57,005
Cost of sales:
Cost of sales – standard products business	35,888	31,754	37,312
Cost of sales – Transitional Fab 3 foundry services	4,211	7,541	7,599

Total cost of sales	40,099	39,295	44,911

Gross profit	8,968	11,527	12,094
Gross profit as a percentage of standard products business net sales	21.2%	22.9%	27.6%
Gross profit as a percentage of total revenues	18.3%	22.7%	21.2%
Operating expenses:
Selling, general and administrative expenses	11,264	12,079	12,165
Research and development expenses	11,163	15,383	13,298
Early termination charges	—	—	8,449

Total operating expenses	22,427	27,462	33,912

Operating loss	(13,459)	(15,935)	(21,818)
Interest income	2,213)	2,519	2,842)
Interest expense	(238)	(183)	(256)
Foreign currency gain (loss), net	(5,001)	5,241	(3,430)
Other income (expense), net	44	(42)	(35)

Loss before income tax expense	(16,441)	(8,400)	(22,697)
Income tax benefit	(1,024)	(2,360)	(1,227)

Net loss	$(15,417)	$(6,040)	$(21,470)

Basic loss per common share—	$(0.40)	$(0.16)	$(0.49)
Diluted loss per common share—	$(0.40)	$(0.16)	$(0.49)
Weighted average number of shares—
Basic	38,544,781	38,834,451	43,390,832
Diluted	38,544,781	38,834,451	43,390,832

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars, except share data)

(Unaudited)

	March 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$171,602	$158,092
Accounts receivable, net	30,288	32,641
Inventories, net	31,479	32,733
Other receivables	5,041	4,295
Prepaid expenses	10,255	7,390
Hedge collateral	1,000	1,000
Other current assets	8,550	9,283

Total current assets	258,215	245,434
Property, plant and equipment, net	92,868	100,122
Operating lease right-of-use assets	4,538	4,639
Intangible assets, net	1,391	1,537
Long-term prepaid expenses	9,297	5,736
Deferred income taxes	47,669	50,836
Other non-current assets	12,186	12,187

Total assets	$426,164	$420,491

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$24,619	$24,443
Other accounts payable	5,650	5,292
Accrued expenses	7,951	10,457
Accrued income taxes	1,622	1,496
Operating lease liabilities	1,884	1,914
Other current liabilities	3,158	3,286

Total current liabilities	44,884	46,888

Long-term borrowing	29,700	—
Accrued severance benefits, net	15,503	16,020
Non-current operating lease liabilities	2,808	2,897
Other non-current liabilities	11,384	10,088

Total liabilities	104,279	75,893

Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized, 57,008,573 shares issued and 38,263,642 outstanding at March 31, 2024 and 56,971,394 shares issued and 38,852,742 outstanding at December 31, 2023	569	569
Additional paid-in capital	274,156	273,256
Retained earnings	283,467	298,884
Treasury stock, 18,744,931 shares at March 31, 2024 and 18,118,652 shares at December 31, 2023, respectively	(217,607)	(213,454)
Accumulated other comprehensive loss	(18,700)	(14,657)

Total stockholders’ equity	321,885	344,598

Total liabilities and stockholders’ equity	$426,164	$420,491

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023
Cash flows from operating activities
Net loss	$(15,417)	$(21,470)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	4,099	4,357
Provision for severance benefits	1,405	2,330
Loss on foreign currency, net	10,226	9,082
Provision for inventory reserves	(947)	1,138
Stock-based compensation	900	1,120
Deferred income tax assets	1,313	(4)
Other, net	263	241
Changes in operating assets and liabilities
Accounts receivable, net	1,401	2,973
Inventories	801	1,062
Other receivables	(385)	2,376
Other current assets	331	596
Prepaid expenses	905	860
Accounts payable	563	1,904
Other accounts payable	(5,256)	(1,424)
Accrued expenses	(2,045)	7,600
Accrued income taxes	167	(2,923)
Other current liabilities	(387)	(596)
Other non-current liabilities	(624)	(169)
Payment of severance benefits	(884)	(871)
Other, net	(401)	(306)

Net cash provided by (used in) operating activities	(3,972)	7,876
Cash flows from investing activities
Proceeds from settlement of hedge collateral	—	1,155
Payment of hedge collateral	—	(1,093)
Purchase of property, plant and equipment	(668)	(135)
Payment for intellectual property registration	(60)	(74)
Collection of guarantee deposits	1,133	19
Payment of guarantee deposits	(1,874)	(3,482)
Other, net	1	—

Net cash used in investing activities	(1,468)	(3,610)
Cash flows from financing activities
Proceeds from long-term borrowing	30,059	—
Proceeds from exercise of stock options	—	9
Acquisition of treasury stock	(4,659)	(12,264)
Repayment of financing related to water treatment facility arrangement	(121)	(126)
Repayment of principal portion of finance lease liabilities	(35)	(24)

Net cash provided by (used in) financing activities	25,244	(12,405)
Effect of exchange rates on cash and cash equivalents	(6,294)	(5,253)

Net increase (decrease) in cash and cash equivalents	13,510	(13,392)
Cash and cash equivalents
Beginning of the period	158,092	225,477

End of the period	$171,602	$212,085

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF OPERATING LOSS TO ADJUSTED OPERATING LOSS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Operating loss	$(13,459)	$(15,935)	$(21,818)
Adjustments:
Equity-based compensation expense	900	1,840	1,120
Early termination charges	—	—	8,449

Adjusted Operating Loss	$(12,559)	$(14,095)	$(12,249)

We present Adjusted Operating Loss as a supplemental measure of our performance. We define Adjusted Operating Loss for the periods indicated as operating loss adjusted to exclude (i) Equity-based compensation expense and (ii) Early termination charges.

For the three months ended March 31, 2023, we recorded in our consolidated statement of operations $8,449 thousand of early termination charges in connection with the voluntary resignation program offered to the employees during the first quarter of 2023.

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA AND ADJUSTED NET LOSS

(In thousands of U.S. dollars, except share data)

(Unaudited)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Net loss	$(15,417)	$(6,040)	$(21,470)
Adjustments:
Interest income	(2,213)	(2,519)	(2,842)
Interest expense	238	183	256
Income tax benefit	(1,024)	(2,360)	(1,227)
Depreciation and amortization	4,099	4,101	4,357

EBITDA	(14,317)	(6,635)	(20,926)
Equity-based compensation expense	900	1,840	1,120
Foreign currency loss (gain), net	5,001	(5,241)	3,430
Derivative valuation loss (gain), net	(25)	64	54
Early termination charges	—	—	8,449

Adjusted EBITDA	$(8,441)	$(9,972)	$(7,873)

Net loss	$(15,417)	$(6,040)	$(21,470)
Adjustments:
Equity-based compensation expense	900	1,840	1,120
Foreign currency loss (gain), net	5,001	(5,241)	3,430
Derivative valuation loss (gain), net	(25)	64	54
Early termination charges	—	—	8,449
Income tax effect on non-GAAP adjustments	(1,343)	1,333	(1,950)

Adjusted Net Loss	$(10,884)	$(8,044)	$(10,367)

Adjusted Net Loss per common share—
- Basic	$(0.28)	$(0.21)	$(0.24)
- Diluted	$(0.28)	$(0.21)	$(0.24)
Weighted average number of shares – basic	38,544,781	38,834,451	43,390,832
Weighted average number of shares – diluted	38,544,781	38,834,451	43,390,832

We present Adjusted EBITDA and Adjusted Net Loss as supplemental measures of our performance. We define Adjusted EBITDA for the periods indicated as EBITDA (as defined below), adjusted to exclude (i) Equity-based compensation expense, (ii) Foreign currency loss (gain), net, (iii) Derivative valuation loss (gain), net and (iv) Early termination charges. EBITDA for the periods indicated is defined as net loss before interest income, interest expense, income tax benefit and depreciation and amortization.

We prepare Adjusted Net Loss by adjusting net loss to eliminate the impact of a number of non-cash expenses and other items that may be either one time or recurring that we do not consider to be indicative of our core ongoing operating performance. We believe that Adjusted Net Loss is particularly useful because it reflects the impact of our asset base and capital structure on our operating performance. We define Adjusted Net Loss for the periods as net loss, adjusted to exclude (i) Equity-based compensation expense, (ii) Foreign currency loss (gain), net, (iii) Derivative valuation loss (gain), net, (iv) Early termination charges and (v) Income tax effect on non-GAAP adjustments.

For the three months ended March 31, 2023, we recorded in our consolidated statement of operations $8,449 thousand of early termination charges in connection with the voluntary resignation program offered to the employees during the first quarter of 2023.